UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 7, 2013

ENBRIDGE ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10934	39-1715850
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 821-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Series 1 Preferred Unit Purchase Agreement

On May 7, 2013, Enbridge Energy Partners, L.P. (the “Partnership”, “we” or “us”), entered into the Series 1 Preferred Unit Purchase Agreement, filed as Exhibit 10.1 hereto (the “Purchase Agreement”), with Enbridge Energy Company, Inc., the general partner of the Partnership (the “General Partner”), with respect to the issue and sale by the Partnership of 48,000,000 Series 1 Preferred Units representing limited partner interests in the Partnership (the “Preferred Units”). The closing of the transactions contemplated by the Purchase Agreement occurred on May 8, 2013. The terms of the Preferred Units are as set forth in the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated May 8, 2013 (the “Amended Partnership Agreement”), which is described in Item 5.03 below, and such terms are summarized in Item 8.01 below. The Partnership intends to use the net proceeds from the issuance and sale of the Preferred Units to repay commercial paper, to finance a portion of its capital expansion program relating to its core liquids and natural gas systems and for general partnership purposes. Some or all of the net proceeds of the issuance and sale of the Preferred Units may be invested temporarily in short-term investment grade securities pending their use for such purposes. The foregoing is qualified in its entirety by reference to the Purchase Agreement, which is included as Exhibit 10.1 to this Current Report.

Registration Rights Agreement

On May 8, 2013, the Partnership entered into that certain Registration Rights Agreement, filed as Exhibit 10.2 hereto (the “Registration Rights Agreement”), with the General Partner. The Registration Rights Agreement grants the holders of the Class A Common Units issued upon conversion of the Preferred Units the right to cause us, at our own expense, to register such Class A Common Units held by such holders (the “Converted Class A Common Units”) for public resale, subject to certain limitations. The exercise of this right is limited to one request for our registration on Form S-1 in any twelve-month period and two requests for registration on Form S-3 in any twelve-month period. In the event that we register any of our Class A Common Units, such holders also have the right to require us to include the Converted Class A Common Units on any such registration statement, subject to certain limitations. The Registration Rights Agreement also provides for us to indemnify such holders and their affiliates in connection with the registration of the Converted Class A Common Units. The foregoing is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is included as Exhibit 10.2 to this Current Report.

Item 3.02 Unregistered Sales of Equity Securities.

The Preferred Units were issued and sold by the Partnership in a private transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Preferred Units are entitled to annual cash distributions of 7.50% of the issue price, which is subject to reset every five years. In addition, quarterly cash distributions will not be payable on the Preferred Units during the first full eight quarters ending June 30, 2015, and instead accrue and accumulate (the “Payment Deferral”) and will be payable upon the earlier of the fifth anniversary of the issuance of such Preferred Units or the redemption of such Preferred Units by the Partnership. On or after June 1, 2016, at the sole option of the holder of the Preferred Units, the Preferred Units may be converted into Class A Common Units, in whole or in part, at a conversion price of $25.00 per unit plus any accrued, accumulated and unpaid distributions (excluding the Payment Deferral) divided by $27.78, as adjusted for splits, combinations and unit distributions. The Preferred Units are redeemable, in whole or in part, at the Partnership’s option on the five year anniversary of the issuance and every fifth year thereafter, at a redemption price of $25.00 per unit plus any accrued, accumulated and unpaid distributions (including the Payment Deferral). At all other times, redemption of the Preferred Units, in whole or in part, is permitted only if (i) the Partnership uses the net proceeds from incurring debt and issuing equity (which includes asset sales) in equal amounts to redeem such Preferred Units, (ii) a material change in the current tax treatment of the Preferred Units occurs or (iii) the rating agencies’ treatment of the equity credit for the Preferred Units is reduced by 50% or more, all at a redemption price of $25.00 per unit plus any accrued, accumulated and unpaid distributions (including the Payment Deferral).

In the event of a merger or other extraordinary transaction involving the Partnership, the Preferred Units are, at the option of the holder of such units, convertible into Class A Common Units or such holder will be entitled to receive the consideration they would have received in such transaction as if their units had converted into Class A Common Units immediately prior to such transaction.

The holders of Preferred Units will vote together with the Class A Common Units on an as-converted basis. The Preferred Units will be entitled to vote as a separate class on any matter that adversely affects the rights, privileges or preferences of the Preferred Units in any material respect or as required by law. The Partnership also cannot issue any additional Preferred Units or securities that are senior or pari passu with the Preferred Units, in respect of current distributions or liquidating distributions, unless the General Partner and the holders of a majority of the outstanding Preferred Units approve such issuance. The Preferred Units will be transferable subject to compliance with securities laws and certain other restrictions set forth in the Amended Partnership Agreement. The foregoing is qualified in its entirety by reference to the full text of the Amended Partnership Agreement, which is included as Exhibit 3.1 to this Current Report.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On May 8, 2013, the General Partner amended and restated the Fourth Amended and Restated Agreement of Limited Partnership, as previously amended to set forth the rights, preferences and obligations of the Preferred Units, thereby executing the Amended Partnership Agreement. The foregoing is qualified in its entirety by reference to the Amended Partnership Agreement, which is included as Exhibit 3.1 to this Current Report.

Item 7.01. Regulation FD Disclosure.

On May 8, 2013, the Partnership issued a joint press release with Enbridge Inc., the indirect parent company of the General Partner (“Enbridge”), announcing their entry into the Purchase Agreement, whereby Enbridge paid $1.2 billion in exchange for the Partnership’s issuance of the Preferred Units to Enbridge. Additionally, the Partnership announced that it expects to exercise its options to pare down its economic interests in the Partnership’s Lakehead system expansions of both the Eastern Access and Mainline Expansion projects from 40 percent to 25 percent by the June 30, 2013 deadline. The Partnership retains the option to increase its participation in either project back up to 40 percent for a period lasting until one year after the in-service date of each project. Final phases of the Eastern Access project and the Mainline Expansion Program are currently targeted for completion in 2016. Both the issuance of the Preferred Units and the respective Joint Funding Agreements were reviewed and recommended to the Board of Enbridge Energy Management, L.L.C., the delegate of the General Partner, by a committee of independent directors.

The above description of the press release is qualified in its entirety by reference to the complete text of the press release furnished as Exhibit 99.1 hereto, which is hereby incorporated into this Item.

This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any registration statements filed under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Reference is made to the “Index of Exhibits” following the signature page, which is hereby incorporated into this Item.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P. (Registrant)

	By:	Enbridge Energy Management, L.L.C.
as delegate of Enbridge Energy Company, Inc., its General Partner

Date: May 13, 2013	By:	/s/ Bruce A. Stevenson
Corporate Secretary (Duly Authorized Officer)

Index of Exhibits

Exhibit Number	Description

3.1	Fifth Amended and Restated Agreement of Limited Partnership of Enbridge Energy Partners, L.P., dated as of May 8, 2013.

10.1	Series 1 Preferred Unit Purchase Agreement, by and between Enbridge Energy Partners, L.P. and Enbridge Energy Company, Inc., dated as of May 7, 2013.

10.2	Registration Rights Agreement, by and between Enbridge Energy Partners, L.P. and Enbridge Energy Company, Inc., dated as of May 8, 2013.

99.1	Press release of Enbridge Energy Partners, L.P., dated May 8, 2013, announcing the issuance and sale of its Series 1 Preferred Units and its expected exercise of its options to decrease its participation in the expansions of both the Eastern Access and Mainline Expansion projects on its Lakehead system.